UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2006
CONIHASSET CAPITAL
PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-52011 (Commission File Number)	20-4414490 (I.R.S. Employer Identification No.)
21 Custom House Street, 9th Floor
Boston, MA 02110
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (617) 320-8347
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On November 3, 2006, Conihasset Capital Partners, Inc. (the “Company”) sold 100,000 shares of its common stock, at the offering price of $5 per share, to each of  The Hummingbird Microcap Value Fund, LP and The Hummingbird Value Fund, LP, both managed by Hummingbird Management, LLC, for the aggregate amount of $1 million. The shares were placed directly by the Company and no commission or other fee was paid with respect to the sale of the shares.

The offer and sale of the shares of common stock in the offering was exempt from the registration requirements under Section 5 of the Securities Act of 1933 pursuant to Regulation E promulgated under Section 3(b) and 3(c) of the Securities Act insofar as: (1) the shares were issued by a business development company; (2) a Notification on Form 1-E was filed with the Securities and Exchange Commission (“SEC”); (3) the shares were sold pursuant to an offering circular which was filed with the SEC prior to its use; and (4) the shares were part of an offering totaling no more than $5 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2006	CONIHASSET CAPITAL PARTNERS, INC.

	By:	/s/Richard D. Bailey

Richard D. Bailey
President and Chief Executive Officer